QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1

        THE MILLS CORPORATION
(a Delaware corporation)

Common Stock, par value $.01 per share

UNDERWRITING AGREEMENT

May 1, 2002

May 1, 2002

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

        THE MILLS CORPORATION, a Delaware corporation (the "Company"), and the sole general partner of Mills LP, a Delaware limited partnership (the "Operating Partnership"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "Underwriter") 6,525,000 shares of the Company's common stock, par value $.01 per share (the "Firm Shares"). The Company also proposes to issue and sell to Underwriter not more than an additional 975,000 shares of its common stock, par value $.01 per share (the "Additional Shares") if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of common stock granted to the Underwriter in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-65142) and Amendment Nos. 1 and 2 thereto, for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Securities Act Regulations (the "Rule 430A Information") or Rule 434(d) of the Securities Act Regulations (the "Rule 434 Information"), is referred to herein as the Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the Securities Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the Securities Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus in the form first furnished to the Underwriter by the Company in reliance upon Rule 434 of the Securities Act Regulations. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (and all references of like import) in the Registration

Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

        The term "subsidiary" also includes, without limitation, each entity listed on Exhibit A hereto.

        The term "Property Partnership" means any entity which owns any of the Mills or Block projects in the Company's portfolio (as described in the Company's Annual Report on Form 10-K for the most recently completed fiscal year, and including such other Mills or Block projects as are included in the Company's portfolio as of the date hereof (the "Properties")).

        1.    Representations and Warranties by the Company and the Operating Partnership.    The Company and the Operating Partnership jointly and severally represent and warrant to the Underwriter, as of the date hereof, as of the Closing Date (as defined in Section 4) and as of any Additional Closing Date (as defined in Section 4) (in each case, a "Representation Date"), as follows:

          (a)  Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened by the Commission or the state securities authority of any jurisdiction.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the Securities Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Company has complied or will comply with the requirements of Rule 111 under the Securities Act Regulations relating to the payment of filing fees therefor.

          (b)  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)  Independent Accountants. The accountants who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Securities Act Regulations.

          (d)  Financial Statements. The financial statements of the Company included, or incorporated by reference, in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders' equity and cash flows data of such entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included in, or incorporated by reference into, the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus. In addition, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and the guidelines of the American Institute of Certified Public Accountants ("AICPA") with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

          (e)  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) no casualty loss or condemnation or other adverse event with respect to the Properties or any development project of the Company (as described in "Development Pipeline" in the Company's Annual Report on Form 10-K for the most recently completed fiscal year, and such other development projects and sites as of the date of the Agreement (the "Development Sites")) has occurred which would have a Material Adverse Effect, (C) there have been no transactions entered into by the Company, the Operating Partnership, any subsidiary or any Property Partnership, other than those arising in the ordinary course of business, which would have a Material Adverse Effect, (D) except for regular distributions on the Company's common stock in amounts per share that are consistent with past practice and regular quarterly distributions on units of the Operating Partnership (the "Units") there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units and (E) there has been no material change in the capital stock of the Company or the partnership interests of the Operating Partnership, or any material increase in the indebtedness of the Company, the Operating Partnership, its subsidiaries and any Property Partnership considered as one enterprise.

          (f)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

          (g)  Good Standing of the Operating Partnership. The Operating Partnership is duly formed and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units as disclosed in the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated April 21, 1994, as amended through the Representation Date (the "Operating Partnership Agreement"), is in full force and effect.

          (h)  Good Standing of the Subsidiaries. Each subsidiary that is a "significant subsidiary" as such term is defined in Section 1-02 of Regulation S-X (each a "Significant Subsidiary," and collectively, the "Significant Subsidiaries") and each subsidiary listed on Exhibit A hereto has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such entity have been duly authorized and validly issued and are fully paid and non-assessable, or with respect to partnership entities, to the extent due and payable, have been fully paid, and are owned directly or indirectly by the Company or the Operating Partnership and various joint venture partners, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"). No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or other equity interests or any other securities of such entities, except as disclosed in the Prospectus or as otherwise provided in the joint venture agreements listed on a schedule to the Agreement, if not otherwise disclosed in the Prospectus.

          (i)    Good Standing of Property Partnerships. Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of its respective jurisdiction of formation; each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. Each of the partnership, operating or other organizational agreements, as the case may be, of the Property Partnerships is in full force and effect. Each of the Property Partnerships is duly qualified or registered as a foreign partnership, limited liability company or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

          (j)    Capitalization. If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth therein (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus or upon the exchange of Units). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable and were offered in compliance with all applicable laws (including, without limitation, Federal and state Securities laws), and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party or otherwise. Except for shares of Common Stock issuable upon exchange of Units or upon the exercise of options or the grant of restricted shares under the stock option plans of the Company, and except as described in the Prospectus, there are no shares of capital stock of the Company reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and except as granted in this Agreement, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

          (k)  Authorization of Units. All the issued and outstanding Units have been duly authorized, validly issued, and fully paid, and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as described in the Prospectus, there are no Units reserved for any purpose, no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

          (l)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, to the extent each is a party thereto and assuming due authorization, execution and delivery by the Underwriter, is enforceable against the Company and the Operating Partnership, to the extent each is a party thereto, in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (m)  Authorization of Common Stock. If the Shares being sold pursuant to this Agreement include Common Stock, such Shares have been, or as of the date of this Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor specified in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company, the Operating Partnership, any subsidiary or any Property Partnership is a party, or otherwise. No holder of such Shares is or will be subject to personal liability by reason of being such a holder. The form of stock certificate to be used to evidence the Common Stock will be in due and proper form and will comply with all applicable legal requirements.

          (n)  Descriptions of the Shares. The Shares being sold pursuant to this Agreement, as of the date of the Prospectus, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (o)  Absence of Defaults and Conflicts. None of the Company, the Operating Partnership, any subsidiary or any Property Partnership is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which or any of them may be bound, or to which any of its assets or the Properties may be bound or are subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their obligations hereunder and thereunder have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Operating Partnership, any subsidiary or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws of the Company or the organizational documents of the Operating Partnership, any subsidiary or any Property Partnership or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership, any subsidiary or any Property Partnership or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, any subsidiary or any Property Partnership.

          (p)  Absence of Labor Dispute. No labor dispute with the employees of the Company, the Operating Partnership, any subsidiary or any Property Partnership exists or, to the knowledge of the Company or the Operating Partnership is imminent.

          (q)  Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership threatened against or affecting the Company, the Operating Partnership, any subsidiary or any Property Partnership which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership, any subsidiary or any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (r)  Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all material respects and no material defaults exist in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contract or document.

          (s)  REIT Qualification. Commencing with its taxable year ended December 31, 1994, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for each of its subsequent taxable years, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification as a REIT to be lost.

          (t)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of its obligations under this Agreement or in connection with the transactions contemplated under this Agreement, except such as have been already obtained or as may be required in connection with the National Association of Securities Dealers, Inc. (the "NASD") or under state securities or real estate syndication laws.

          (u)  Possession of Intellectual Property. None of the Company, the Operating Partnership or any subsidiary is required to own or possess any trademarks, service marks, trade names, copyrights or other intellectual property (collectively "proprietary rights") not now lawfully owned or possessed by such entity in order to lawfully conduct the business now operated by such entity or as proposed to be operated by it as described in the Prospectus, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, other than such conflict or infringement which would not have a Material Adverse Effect.

          (v)  Possession of Licenses and Permits. Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships possesses such certificates, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. None of the Company, the Operating Partnership, any subsidiary or any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (w)  Registration Rights. Except as disclosed in the Prospectus and for registration rights of holders of Units, and certain holders of Common Stock who acquired such shares from the Company's former Chief Executive Officer, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

          (x)  Title to Property. The Company, the Operating Partnership, the subsidiaries and the Property Partnerships have good and marketable title to all real property and related improvements and other assets owned by the Company, the Operating Partnership, the subsidiaries and the Property Partnerships, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, any subsidiary or any Property Partnership, as the case may be. All of the leases and subleases material to the business of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership, any subsidiary or any Property Partnership has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership, any subsidiary or any Property Partnership under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership, such subsidiary or such Property Partnership of the continued possession of the leased or subleased premises under any such lease or sublease. All material liens, charges, encumbrances, claims, restrictions on or affecting any of the Properties or Development Sites and the assets of the Company, the Operating Partnership, the subsidiaries or any Property Partnership which are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein. No tenant under any of the leases, pursuant to which the Company, the Operating Partnership, any subsidiary or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. Except as disclosed in the Registration Statement or Prospectus, each Property complies with all applicable codes, laws, regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action that will, in any material manner, affect the size of, use of, improvements on, development of, construction on or access to, the Properties or the Development Sites, except such proceedings or actions that would not have a Material Adverse Affect.

          (y)  Insurance. The Company, the Operating Partnership, the subsidiaries and/or the Property Partnerships, as applicable, have insurance policies in effect for the Properties, Development Sites and other assets of the Company, the Operating Partnership, the subsidiaries and/or the Property Partnerships, as applicable, covering risks and in amounts that are commercially reasonable for the assets owned by such entities and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar types of properties and assets, and none of such entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

          (z)  Investment Company Act. None of the Company, the Operating Partnership, any subsidiary or any Property Partnership is, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        (aa)  Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership, any subsidiary or any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships has all permits, authorizations and approvals required under any applicable Environmental Laws and each is in compliance with their requirements, (C) there are no pending or, to our knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company, the Operating Partnership, any subsidiary or any Property Partnership and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, the Operating Partnership, any subsidiary or any Property Partnership or any of their assets relating to any Hazardous Materials or the violation of any Environmental Laws.

        (bb)  Tax Returns. Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

        (cc)  Beneficial Owners, Directors and Officers of the Company. No person who (a) in the aggregate beneficially owns 5% or more of the common stock of the Company (a "Beneficial Owner"), (b) is a director of the Company or (c) is an officer of the Company, is a member of the NASD, a controlling stockholder of a member, or an affiliate of a member, or of an underwriter or related person of a member or underwriter with respect to any proposed offering under this Agreement. No beneficial owner of the Company's unregistered securities acquired within the 12 months prior to the filing of the Registration Statement, or any amendments thereto, or to the filing of the Prospectus, or any amendment or supplement thereto, has any direct or indirect affiliation or association with any NASD member.

        (dd)  Stabilization/Manipulation. Neither the Company, the Operating Partnership nor any of their directors, officers or controlling persons has taken or will take, directly or indirectly, any action resulting in the violation of Regulation M, or designed to cause or result under the Exchange Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of any such securities.

        (ee)  Officers' Certificates. Any certificate signed by any officer of the Company or any authorized representative of the Operating Partnership and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty by such entity to the Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

        2.    Agreements to Sell and Purchase.    The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company 6,525,000 Shares at $27.00 a share (the "Purchase Price").

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase up to 975,000 Additional Shares at the Purchase Price. The Underwriter may exercise this right in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased (the "Additional Closing Date"). Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

        The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 30 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of shares of Common Stock upon the exercise of outstanding options or grants of options or restricted shares of Common Stock under either The Mills Corporation's 1994 Executive Incentive Plan, as amended, or The Mills Corporation's 1999 Stock Option Plan, (B) the exchange of Units for Common Stock, (C) the issuance of shares of

Common Stock upon the conversion of the Company's outstanding preferred stock, and (D) the exchange of joint venture interests for either Units or Common Stock, or entering into new joint venture agreements in the ordinary course of business that provide for such exchange, which agreements shall substantially conform to prior business practice, provided, however, that any shares of Common Stock issued as contemplated by clauses (A), (B), (C) or (D) shall be subject to the provisions of the foregoing sentence.

        3.    Terms of Public Offering.    The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Underwriter's judgment is advisable. The Company is further advised by the Underwriter that the Shares are to be offered to the public initially at $27.25 a share (the "Public Offering Price").

        4.    Payment and Delivery.    Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on May 6, 2002, or at such other time on the same or such other date, not later than May 6, 2002, as shall be designated in writing by the Underwriter (such date, the "Closing Date").

        Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than May 31, 2002, as shall be designated in writing by the Underwriter (the "Additional Closing Date").

        The Firm Shares and the Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than one full business day prior to the Closing Date. The Firm Shares and the Additional Shares shall be delivered to the Underwriter on the Closing Date for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

        5.    Covenants of the Company.    In further consideration of the agreement of the Underwriter herein contained, each of the Company and the Operating Partnership covenants with the Underwriter as follows:

          (a)  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(b), will comply with the requirements of Rule 430A of the Securities Act Regulations and/or Rule 434 of the Securities Act Regulations, if and as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)  Filing of Amendments. The Company and the Operating Partnership will give the Underwriter notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

          (c)  Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto for each of the Underwriter. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d)  Delivery of Prospectuses. The Company will deliver to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e)  Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter and counsel for the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

          (f)    Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications so long as may be required for the distribution of the Shares in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or registered, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Shares.

          (g)  Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the Securities Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (h)  Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

          (i)    Listing. The Company will use its best efforts to effect and maintain the listing of the Shares, prior to the Closing Date, on the New York Stock Exchange.

          (j)    REIT Qualification. The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

          (k)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (l)    Exchange Act Filings. During the period from the Closing Date until five years after the Closing Date, the Company will deliver to the Underwriter, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company as the Underwriter may reasonably request.

          (m)  Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter, and the preparation and delivery of this Agreement, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange and, if applicable, other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary incurred in connection with the sale of the Shares pursuant to the terms of this Agreement, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        6.    Conditions to the Underwriter's Obligations.    The obligations of the Underwriter to purchase and pay for the Shares pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

          (a)  Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (1), (2), (3), (4) and/or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the Securities Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

          (b)  Opinion of Counsel for Company. At the Closing Date, the Underwriter shall have received the favorable opinion, dated as of Closing Date, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership in form and substance reasonably satisfactory to counsel for the Underwriter to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request. The opinion of Hogan & Hartson shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (c)  Opinion of Counsel for the Underwriter. At the Closing Date, the Underwriter shall have received the favorable opinion, dated as of Closing Date, of Clifford Chance Rogers & Wells LLP, counsel for the Underwriter, or such other counsel as may be designated by the Underwriter with respect to the matters set forth in opinions (J), (M) (except for the last sentence), (U) (with respect to "Description of Securities" only) and the second to last paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Company and the Operating Partnership and certificates of public officials.

          (d)  Officers' Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company on behalf of the Company for itself and as general partner of the Operating Partnership and of the chief financial officer or chief accounting officer of the Company on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Date, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties in Section 1 are true and correct, in all material respect, with the same force and effect as though expressly made at and as of the Closing Date, (iii) that each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iv) that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) to the effect set forth in Section 6(g) below.

          (e)  Accountant's Comfort Letter. On the date hereof, the Underwriter shall have received from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statement or the Prospectus, a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter and counsel to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 72 to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f)    Bring-down Comfort Letter. At the Closing Date, the Underwriter shall have received from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statement or the Prospectus, a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (g)  Ratings. At the Closing Date, the Shares shall have the ratings accorded by any "nationally recognized statistical organization," as defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Regulations. Since the time of execution of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Shares or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Shares or any of the Company's other securities.

          (h)  Approval of Listing. At the Closing Date, the Shares shall be listed or shall have been approved for listing, on the New York Stock Exchange (the "NYSE") subject only to official notice of issuance.

          (i)    No Objection. If the Registration Statement or an offering of Shares has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j)    Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between the Underwriter and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or other securities, delivered to the Underwriter on or before the date hereof, shall be in full force and effect on the Closing Date.

          (k)  Over-Allotment Option. In the event that the Underwriter exercises its option to purchase any Additional Shares, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company or the Operating Partnership hereunder shall be true and correct as of the Additional Closing Date, and, at the Additional Closing Date, the Underwriter shall have received:

              (i)  A certificate, dated the Additional Closing Date, of the President or a Vice President of the Company for itself and as general partner of the Operating Partnership and the chief financial officer or chief accounting officer of the Company for itself and as general partner of the Operating Partnership confirming that the certificate delivered on the Closing Date pursuant to Section 6(d) hereof remains true and correct as of the Additional Closing Date.

            (ii)  The favorable opinion of Hogan & Hartson L.L.P., counsel for the Company, the Operating Partnership and the subsidiaries, in form and substance reasonably satisfactory to counsel for the Underwriter, dated the Additional Closing Date, relating to the Additional Shares and otherwise to the same effect as the opinion required by Section 6(b) hereof.

            (iii)  The favorable opinion of Clifford Chance Rogers & Wells LLP, counsel for the Underwriter, dated the Additional Closing Date, relating to the Additional Shares and otherwise to the same effect as the opinion required by Section 6(c) hereof.

            (iv)  A letter from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statements of the Prospectus, in form and substance reasonably satisfactory to the Underwriter and dated the Additional Closing Date, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 6(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Additional Closing Date.

          (l)    Additional Documents. At the Closing Date, and at any Additional Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions (including an opinion of Hogan & Hartson L.L.P. as to the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and as to certain other tax matters, in form and substance reasonably satisfactory to counsel for the Underwriter, dated the Closing Date) as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (m)  Termination of this Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections

  5(m) and 9, and except that Sections 1, 7, 10 and 14 shall survive any such termination and remain in full force and effect.

        7.    Indemnity and Contribution.    (a)    The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

          (b)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, and each of the Company's directors and officers who signed the Registration Statement and each person, if any, who controls the Company and/or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d)  To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e)  The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        8.    Termination.    The Underwriter may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter's judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriter's judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

        9.    Effectiveness.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

        10.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or authorized representatives of the Operating Partnership submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.

        11.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, NY 10036, Attention of Trevor Burgess, Vice President, and notices to either the Company or the Operating Partnership shall be directed to them at 1300 Wilson Blvd., Suite 400, Arlington, Virginia 22209, Attention of Laurence C. Siegel.

        12.    Parties.    This Agreement shall inure to the benefit of and be binding upon the parties hereto. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

        13.    Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        14.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        15.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,
The Mills Corporation
By:	/s/ KENNETH R. PARENT
	Name:	Kenneth R. Parent
	Title:	Executive Vice President and Chief Financial Officer
The Mills Limited Partnership
By:	The Mills Corporation, its general partner
By:	/s/ KENNETH R. PARENT
	Name:	Kenneth R. Parent
	Title:	Executive Vice President and Chief Financial Officer
Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
By:	/s/ MICHAEL LEVY

	Name:	Michael Levy
	Title:	Executive Director

QuickLinks

  Exhibit 1
UNDERWRITING AGREEMENT